UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 27, 2011

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On April 27, 2011, Penns Woods Bancorp, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting” for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals as set forth  in the Company’s Proxy Statement dated March 23, 2011.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected four individuals to the Company’s Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
H. Thomas Davis, Jr.	1,960,472	46,030	937,953
James M. Furey, II	1,959,782	46,720	937,953
Richard A. Grafmyre	1,867,391	139,111	937,953
D. Michael Hawbaker	1,959,929	46,573	937,953

Proposal No. 2.  The Company’s shareholders ratified the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2011, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,915,423	9,479	19,553	—

Proposal No. 3.  The Company’s shareholders approved (in a non-binding vote) the compensation of the Company’s executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,747,036	89,938	169,528	937,953

Proposal No. 4.  The Company’s shareholders voted (in a non-binding vote) on the frequency of future shareholder votes on executive compensation.  The number of votes cast for each of one year, two years, and three years, as well as the number of abstentions and broker non-votes, is set forth below:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstentions	Broker Non-Votes
612,687	1,037,357	224,512	131,946	937,953

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: April 29, 2011

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer